Second Quarter 2014 Earnings Presentation J u l y 3 1 , 2 0 1 4 NASDAQ • TRS

Forward-Looking Statements Any “forward-looking” statements contained herein, including those relating to market conditions or the Company’s financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, the Company’s leverage, liabilities imposed by the Company’s debt instruments, market demand, competitive factors, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2013, and in the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements. In this presentation, certain non-GAAP financial measures may be used. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure may be found at the end of this presentation or in the earnings releases available on the Company’s website. Additional information is available at www.trimascorp.com under the “Investors” section. 2

Agenda • Opening Remarks • Financial Highlights • Segment Highlights • Outlook and Summary • Questions and Answers • Appendix 3

Opening Remarks – Second Quarter Results • Record quarterly sales of approximately $404 million – growth of nearly 7% compared to Q2 2013 – Bolt-on acquisitions and organic growth initiatives adding to top-line – Packaging and Aerospace leading growth • Q2 2014 operating profit(1) improved nearly 10% with a 30 basis point improvement in margin percentage compared to Q2 2013 • Q2 2014 headwinds included energy-related end markets, inefficiencies caused by channel disruptions with aerospace distribution customers, higher level of shares outstanding and tax rate • Focus on margin improvement and productivity • Continued to face low-growth economies in North America and Europe, as well as “choppy” demand levels 4(1) Operating Profit excluding “Special Items.” “Special Items” for each period are provided in the Appendix. Balancing revenue and margin growth a high priority.

Focus on “Bright Spots” 5 Growth focused on faster growing markets as we follow and support our customers. “Bright Spot” Packaging • Asia • Higher-end products Energy • Customers’ willingness to adopt advanced, safety-related products Aerospace & Defense • Boeing and Airbus build rates • Increasing carbon fiber construction of aircraft Engineered Components • Ability to leverage small-cylinder plant with new volumes • Arrow’s new product acceptance in marketplace Cequent • Continuous progress on recent restructuring and new plants • Changes within OEMs

6 Maintaining investments for growth. Innovation Drives Long-Term Growth Innovation Examples Packaging • Large customer foam pumps now in stores • Ohio “Beauty Park” plant adding new products • “Instant” color change capability in process • Lion Holdings acquisition supports the pursuit of opportunities in Asia Energy • E-catalogs for share growth within current customer contracts • Isotek and “fire-safe” seals; pursue subsea fasteners • Key customers approve new Matrix product • European and Asian order intake increased 25% in 2014 versus 2013 Aerospace & Defense • Mac Fasteners YTD orders nearly doubled in 2014 versus 2013 • Actively seeking six additional collar family approvals • Flush bolts Engineered Components • Launched SA90 higher horsepower engine line • Kanban stocking programs for cylinder customers • Fire-suppressant products • Norris achieved ISO 18001 certification Cequent • High-featured jacks and winches launched • Skid plates developed for key customers in Brazil • Certain 2014 SUVs delivered without hitch-in-frame • Internet and “.com” orders are fastest growing channel • Brake controller redesign

Long-Term Margin Expansion • Grow Packaging and Aerospace revenue twice as fast as the rest of TriMas; hold mid-20s operating profit percentage • Elevate acquisitions to core business margins via productivity, consolidations and synergies • Achieve historically demonstrated margins at all businesses • Increase Cequent operating profit to the low-teens • Grow headquarters overhead slower than revenue growth Plan to expand operating profit margin to the mid-teens 7 Demonstrating progress on each margin expansion tactic.

Current Margin Actions

	Impacts on Margin	Response
Packaging	+ Price increases due to resin cost increases – Higher than anticipated sales in China requiring manual assembly – Outsourcing for capacity	• Ramping-up China II plant • Acquired Lion Holdings
Energy	+ Branch profitability reviews + Increased focus on high-tech products – Market softness leads to facility underutilization – Brazil offshore oil program a minimum of two years late	• Closing branch in Brazil and China • Reduced headcount • "Right-sized" for lower demand
Aerospace & Defense	+ Product line reviews + Mac Fasteners average selling price increases – Decrease in defense business – Raw material supplier issues	• Exit less profitable product(s) • Winding down NI business • Evaluating supplier processes
Engineered Components	+ Price increases on majority of Arrow products + Recovery of compressor sales + Huntsville cylinder plant leveraging acquisition volume + Material content down via tolerance reduction – Three specialty steel suppliers raising price	• Ramping-up transferred equipment • New chamfer equipment in Q3 • Increase selling prices and yield
Cequent	+ Reynosa = Goshen production levels; need additional 15% production + Dallas warehouse output doubled during Q2 versus Q1 2014 + Evaluating location of brake controller production + China currency relatively "flat" – 20% of outbound freight is split shipments	• Inventory recovery

TriMas Corporation

Productivity, cost reductions and pricing actions drive increased margins.

8

9 All actions improve TriMas – revenue and/or margin; Focus on strategic, bolt-on acquisitions in packaging and aerospace. Continued Portfolio Management Packaging • Divested industrial rings and levers business in Italy – low growth, low tech • Acquired remaining 30% of Arminak – ability to accelerate plans • Acquired Lion Holdings with three plants in Asia – adds in-market capacity Energy • “Right-sizing” footprint in Brazil – market smaller/slower than anticipated • Closed less profitable branch in China; opened branch in Belgium Aerospace and Defense • Acquired Martinic Engineering – broadened product offering to machined components • Acquired Mac Fasteners – added aftermarket channel • Exiting less-profitable product line – lower technology; free-up equipment • Winding down defense business Engineered Components • Acquired additional small cylinder assets and volume – leverages existing plant Cequent • Acquired businesses in Europe – expanded products and geography • Acquired businesses in Brazil – increased geographic market penetration

Financial Highlights

Second Quarter Summary

(Unaudited, dollars in millions, except per share amounts)

(from contining operations)		Q2 2014		Q2 2013	% Chg
Revenue	$	404.0	$	378.0	6.9%
Operating Profit	$	44.0	$	41.6	5.8%
Excl. Total Special Items (1), Operating Profit would have been:	$	47.9	$	43.6	9.7%
Excl. Total Special Items (1), Operating Profit margin would have been:		11.8%		11.5%	30 bps
Income	$	26.2	$	27.1	-3.3%
Income attributable to TriMas Corporation (1)	$	26.2	$	26.2	-
Excl. Total Special Items (1), Income attributable to TriMas Corporation would have been:	$	29.4	$	27.6	6.6%
Diluted earnings per share, attributable to TriMas Corporation	$	0.58	$	0.65	-10.8%
Excl. Total Special Items (1), diluted earnings per share attributable to TriMas Corporation would have been:	$	0.65	$	0.69	-5.8%
Free Cash Flow (2)	$	36.2	$	39.5	-8.4%
Total Debt	$	368.5	$	480.7	-23.3%

- Sales increased 6.9% as compared to Q2 2013 as a result of acquisitions and organic growth initiatives, offsetting challenges in energy end markets and the Q3 2013 disposition of the Italian rings and levers business
- Q2 operating profit(1) and the related margin percentage improved due to productivity and cost reduction initiatives, partially offset by a less favorable product sales mix related to recent acquisitions which have lower initial margins
- Q2 income(1) increased 6.6%, while Q2 EPS(1) decreased due to a higher tax rate and more than 13% higher weighted average shares outstanding in Q2 2014 as compared to Q2 2013
- Q2 Free Cash Flow(2) on plan and YTD Q2 Free Cash Flow(2) ahead of last year by $14.9 million
- Total debt decreased by 23.3% as compared to Q2 2013

TRIMAS CORPORATION

(1) Defined as operating profit, excluding "Special Items," and income from continuing operations and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding "Special Items." "Special Items" for each period are provided in the Appendix.

(2) Free Cash Flow is defined as Cash Flows from Operating Activities less Capital Expenditures.

11

Segment Highlights

Packaging Q2 2014 Results: • Sales increased primarily as a result of specialty systems product sales gains — Increased demand from North American, European and Asian dispensing customers — Improved demand for industrial closures, offset by the divestiture of the Italian industrial rings and levers business during Q3 2013 • New facilities in Asia will have a positive impact on margins over time reducing outsourced capacity and increasing efficiency • On July 25, 2014, acquired Lion Holdings, a manufacturer of highly engineered dispensing solutions with locations in India and Vietnam (Unaudited, dollars in millions) Key Initiatives: • Target specialty dispensing and closure products in higher growth end markets — Beverage, food, nutrition, personal care and pharmaceutical • Increase focus on Asian market and cultivate other emerging market opportunities • Ramp-up second plant in China to improve cost structure and flexibility • Further integrate acquisitions into global sales network, while growing margins • Provide solutions focused on customer needs, differentiation and delivery speed • Leverage responsive and flexible manufacturing footprint • Ensure new products continue to have barriers to entry 13 Net Sales Q2-13 Q2-14 $78.6 $86.3 9.7% Operating Profit Q2-13 Q2-14 $19.6 $20.5 24.9% 23.8% 4.8%

Energy Q2 2014 Results: • Sales decreased from record prior year quarter due to the lower levels of turnaround and maintenance activity combined with reduced sales to engineering and construction customers • Operating profit and margin were negatively impacted by the slow down, which resulted in a less favorable product mix toward standard gaskets and bolts, challenges in Brazil and increased SG&A expenses from recent acquisitions • Increased focus on productivity and margin improvement initiatives • Announced the restructuring of the Brazilian business, including the closure of the São Paulo manufacturing facility, in June 2014 due to lower than expected demand Key Initiatives: • Optimize and refine branch strategy and manufacturing footprint • Vertically integrate, maximize supply chain and drive lean initiatives to lower costs and improve margins • Expand business capabilities with major customers globally • Increase sales of highly-engineered specialty products • Execute on profitability and growth initiatives in emerging markets, including Brazil 14 (Unaudited, dollars in millions) Net Sales Q2-13 Q2-14 $58.8 $52.3 -11.1% Operating Profit(1) Q2-13 Q2-14 -67.0% $5.2 $1.7 8.9% 3.3% (1) Excluding “Special Items” for each period which are provided in the Appendix.

Aerospace & Defense







(Unaudited, dollars in millions)



Net Sales
$23.7
$32.8
38.2%
Q2-13
Q2-14



Operating Profit
$5.5
$5.3
23.3%
16.1%
-4.2%
Q2-13
Q2-14

Q2 2014 Results:

- Sales increased primarily as a result of the Q4 2013 Mac Fasteners acquisition, which expanded our content on aircraft, and higher blind bolt and collar sales
- Experienced choppy order demand and smaller lot sizes in the aerospace distribution channel
- Operating profit and margin decreased due to a less favorable product sales mix, lower margins associated with the recent acquisitions, manufacturing inefficiencies and higher SG&A as a result of growth initiatives
- In the process of winding down NI business

Key Initiatives:

- Expand aerospace fastener product lines to increase content and applications
- Leverage positive end market trends of composite aircraft and robotic assembly
- Capture incremental opportunities in emerging markets
- Drive ongoing lean initiatives to lower working capital and reduce costs
- Continue to integrate and optimize Martinic Engineering and Mac Fasteners
- Consider other complementary bolt-on acquisitions

TRIMAS CORPORATION
MONOGRAM AEROSPACE FASTENERS
MARTINIC ENG, INC.
MAC FASTENERS
15

Engineered Components Key Initiatives: • Expand complementary product lines at well-sites and grow compression products • Grow products to support the shift toward increased use of natural gas and production in shale formations • Integrate recent cylinder acquisition to leverage cost structure • Continue to expand product offering and geographies Q2 2014 Results: • Sales of industrial cylinders increased primarily due to the November 2013 small cylinder asset acquisition • Sales of slow speed engines decreased, partially offset by increased sales in gas compression products • Operating profit increased and margin improved 470 basis points due to increased sales levels, continued productivity and cost reduction initiatives, and operating leverage from relatively flat SG&A spending 16 (Unaudited, dollars in millions) Net Sales Q2-13 Q2-14 $50.0 $54.3 8.6% Operating Profit Q2-13 Q2-14 52.0% $5.9 $9.0 11.8% 16.5%

Cequent (APEA & Americas)


REESE
ELITE





(Unaudited, dollars in millions)


Net Sales
$166.8
$178.3
6.9%
Q2-13
Q2-14
APEA $38.3 $43.8
Americas $128.5 $134.5


Operating Profit(1)
$17.5
$20.6
6.7%
5.1%
11.6%
13.7%
18.5%
Q2-13
Q2-14
APEA $2.6 $2.2
Americas $14.9 $18.4

Q2 2014 Results:

- Sales in Americas increased to a record level, with increases in the aftermarket and retail channels
- Americas operating profit[(1)] improved and margin percentage increased 210 basis points due to labor savings generated from the manufacturing move to Mexico, productivity projects and vendor cost reductions
- APEA sales increased due to continued geographic expansion including its recent acquisitions, partially offset by the lower demand in Australia
- APEA operating profit and margin percentage decreased as profit from higher sales volumes was more than offset by a less favorable product sales mix, and the ongoing SG&A related to the recent acquisitions

Key Initiatives:

- Globalize product lines and brands for market share and cross-selling
- Expand sales in new growing geographies and support global customer needs
- Manage utilization of flexible manufacturing footprint in Thailand and Mexico
- Optimize opportunistic, bolt-on acquisitions
- Utilize lean to continue to reduce fixed costs and simplify the businesses for better customer service and operating effectiveness
- Continue to reduce working capital requirements

(1) Excluding "Special Items" for each period which are provided in the Appendix.

TRIMAS CORPORATION
17

Outlook and Summary

2014 Outlook Outlook as of 7/31/14 Tailwinds Headwinds Sales Growth 6% to 8% • Packaging • Energy • Cequent Australia/ Thailand Earnings Per Share, diluted(1) $2.15 to $2.25 • Packaging growth • Engineered Components margin improvement • Cequent Americas margin improvement • Energy volumes/ product mix • Choppy orders from aerospace distributors • Tax rate Free Cash Flow(2) $55 to $65 million • Better working capital performance • Customer required inventories (1) Defined as diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding “Special Items.” (2) Defined as Cash Flow from Operating Activities less Capital Expenditures. 19 Focused on capturing opportunities and mitigating risks; Maintained outlook, but trending toward lower end of EPS guidance range.

Future Aspirations 20 • Ongoing organic and acquisition growth • Disciplined focus on higher growth markets • Business mix, ongoing productivity and cost leverage • Deploy cash for growth and productivity • Hurdle rate goal We are working toward these performance metrics of success.

TriMas Value Proposition

BALANCED PORTFOLIO	• Industrial • Aerospace • Agricultural • Consumer • Energy • Geographic diversity • Customer diversity	STABILITY
GROWTH	• Multiple projects in all businesses • Geographic • Product • Customer penetration • Acquisitions • Growing middle class	GROWTH > END MARKETS
PRODUCTIVITY	• Rationalization • Optimization of global supply chain • Lean initiatives • Better cost positions • Non-operational efficiencies • Redesigns	MARGIN EXPANSION FUNDS GROWTH
INCREASED ENTERPRISE VALUE	• Earnings growth > sales growth • Strong cash flow dynamics • Increased return on capital • Margin expansion	SHAREHOLDER RETURN

TRIMAS CORPORATION

Clear goals, high-performance teams and streamlined processes drive enhanced results.

21

Questions and Answers

Appendix

First Half 2014 Summary

(Unaudited, dollars in millions, except per share amounts)

(from continuing operations)	Q2 YTD 2014		Q2 YTD 2013		% Chg
Revenue	$	771.7	$	715.8	7.8%
Operating Profit	$	76.6	$	65.4	17.2%
Excl. Total Special Items [1], Operating Profit would have been:	$	81.4	$	73.2	11.3%
Excl. Total Special Items [1], Operating Profit margin would have been:		10.6%		10.2%	40 bps
Income	$	45.6	$	41.1	10.8%
Income attributable to TriMas Corporation [1]	$	44.8	$	39.4	13.7%
Excl. Total Special Items [1], Income attributable to TriMas Corporation would have been:	$	48.6	$	45.0	8.2%
Diluted earnings per share, attributable to TriMas Corporation	$	0.99	$	0.99	-
Excl. Total Special Items [1], diluted earnings per share attributable to TriMas Corporation would have been:	$	1.08	$	1.13	-4.4%
Free Cash Flow [2]	$	2.5	$	(12.4)	120.2%
Total Debt	$	368.5	$	480.7	-23.3%

- Sales increased 7.8% as compared to YTD 2013 as a result of acquisitions and organic growth initiatives, offsetting challenges in energy end markets and the Q3 2013 disposition of the Italian rings and levers business
- YTD operating profit[1] and the related margin percentage improved due to productivity and cost reduction initiatives, partially offset by a less favorable product sales mix related to recent acquisitions which have lower initial margins
- YTD income[1] increased 8.2%, while YTD EPS[1] decreased due to a higher tax rate and more than 13% higher weighted average shares outstanding in YTD 2014 as compared to YTD 2013
- YTD Free Cash Flow[2] is ahead of last year by $14.9 million and total debt decreased by 23.3% as compared to Q2 2013 – both as expected

TRIMAS CORPORATION

(1) Defined as operating profit, excluding "Special Items," and income from continuing operations and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding "Special Items." "Special Items" for each period are provided in the Appendix.
(2) Free Cash Flow is defined as Cash Flows from Operating Activities less Capital Expenditures.

24

Condensed Consolidated Balance Sheet

(Dollars in thousands)

	June 30, 2014 (unaudited)	December 31, 2013
Assets		
Current assets:		
Cash and cash equivalents	$ 38,380	$ 27,000
Receivables, net	246,340	180,210
Inventories	260,950	270,690
Deferred income taxes	18,340	18,340
Prepaid expenses and other current assets	18,780	18,770
Total current assets	582,790	515,010
Property and equipment, net	212,130	206,150
Goodwill	312,270	309,660
Other intangibles, net	209,910	219,530
Other assets	47,540	50,430
Total assets	$ 1,364,640	$ 1,300,780
Liabilities and Shareholders' Equity		
Current liabilities:		
Current maturities, long-term debt	$ 14,570	$ 10,290
Accounts payable	175,300	166,090
Accrued liabilities	79,440	85,130
Total current liabilities	269,310	261,510
Long-term debt	353,910	295,450
Deferred income taxes	54,180	64,940
Other long-term liabilities	100,980	99,990
Total liabilities	778,380	721,890
Redeemable noncontrolling interests	-	29,480
Total shareholders' equity	586,260	549,410
Total liabilities and shareholders' equity	$ 1,364,640	$ 1,300,780

TRIMAS CORPORATION

25

Consolidated Statement of Income

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended June 30, 2014	Three months ended June 30, 2013	Six months ended June 30, 2014	Six months ended June 30, 2013
Net sales	$ 403,980	$ 378,030	$ 771,720	$ 715,810
Cost of sales	(294,220)	(274,720)	(565,380)	(529,100)
Gross profit	109,760	103,310	206,340	186,710
Selling, general and administrative expenses	(65,720)	(61,670)	(129,710)	(121,330)
Operating profit	44,040	41,640	76,630	65,380
Other expense, net:				
Interest expense	(3,440)	(5,540)	(6,910)	(10,750)
Other income (expense), net	(1,910)	300	(2,930)	(1,930)
Other expense, net	(5,350)	(5,240)	(9,840)	(12,680)
Income from continuing operations before income tax expense	38,690	36,400	66,790	52,700
Income tax expense	(12,490)	(9,300)	(21,210)	(11,560)
Income from continuing operations	26,200	27,100	45,580	41,140
Income from discontinued operations, net of income tax expense	-	700	-	700
Net income	26,200	27,800	45,580	41,840
Less: Net income attributable to noncontrolling interests	-	910	810	1,770
Net income attributable to TriMas Corporation	$ 26,200	$ 26,890	$ 44,770	$ 40,070
Earnings per share attributable to TriMas Corporation - basic:				
Continuing operations	$ 0.58	$ 0.66	$ 1.00	$ 1.00
Discontinued operations	-	0.02	-	0.02
Net income per share	$ 0.58	$ 0.68	$ 1.00	$ 1.02
Weighted average common shares - basic	44,901,090	39,425,471	44,834,842	39,330,125
Earnings per share attributable to TriMas Corporation - diluted:				
Continuing operations	$ 0.58	$ 0.65	$ 0.99	$ 0.99
Discontinued operations	-	0.02	-	0.02
Net income per share	$ 0.58	$ 0.67	$ 0.99	$ 1.01
Weighted average common shares - diluted	45,230,862	39,886,593	45,208,488	39,790,349

TRIMAS CORPORATION

26

Consolidated Statement of Cash Flow

(Unaudited, dollars in thousands)

	Six months ended June 30, 2014	2013
Cash Flows from Operating Activities:		
Net income	$ 45,580	$ 41,840
Adjustments to reconcile net income to net cash provided by operating activities, net of acquisition impact:		
Loss on dispositions of property and equipment	240	10
Depreciation	16,320	14,560
Amortization of intangible assets	10,990	10,230
Amortization of debt issue costs	960	870
Deferred income taxes	(2,420)	(3,470)
Non-cash compensation expense	4,360	4,750
Excess tax benefits from stock based compensation	(1,030)	(1,180)
Increase in receivables	(63,500)	(54,460)
Decrease in inventories	11,520	1,320
(Increase) decrease in prepaid expenses and other assets	1,250	(2,240)
Increase (decrease) in accounts payable and accrued liabilities	(1,880)	2,320
Other, net	600	(1,010)
Net cash provided by operating activities, net of acquisition impact	22,990	13,540
Cash Flows from Investing Activities:		
Capital expenditures	(20,490)	(25,920)
Acquisition of businesses, net of cash acquired	-	(46,610)
Net proceeds from disposition of assets	240	700
Net cash used for investing activities	(20,250)	(71,830)
Cash Flows from Financing Activities:		
Proceeds from borrowings on term loan facilities	89,730	106,420
Repayments of borrowings on term loan facilities	(91,030)	(104,830)
Proceeds from borrowings on revolving credit and accounts receivable facilities	552,110	475,890
Repayments of borrowings on revolving credit and accounts receivable facilities	(489,310)	(418,900)
Distributions to noncontrolling interests	(580)	(1,350)
Payment for noncontrolling interests	(51,000)	-
Proceeds from contingent consideration related to disposition of businesses	-	1,030
Shares surrendered upon vesting of options and restricted stock awards to cover tax obligations	(2,740)	(3,760)
Proceeds from exercise of stock options	430	860
Excess tax benefits from stock based compensation	1,030	1,180
Net cash provided by financing activities	8,640	56,540
Cash and Cash Equivalents:		
Increase (decrease) for the period	11,380	(1,750)
At beginning of period	27,000	20,580
At end of period	$ 38,380	$ 18,830
Supplemental disclosure of cash flow information:		
Cash paid for interest	$ 5,550	$ 8,280
Cash paid for taxes	$ 10,740	$ 13,830

TRIMAS CORPORATION

27

Company and Business Segment Financial Information

(Unaudited, dollars in thousands)

	Three months ended June 30, 2014	Three months ended June 30, 2013	Six months ended June 30, 2014	Six months ended June 30, 2013
Packaging				
Net sales	$ 86,250	$ 78,640	$ 167,680	$ 152,990
Operating profit	$ 20,540	$ 19,600	$ 38,900	$ 34,230
Energy				
Net sales	$ 52,320	$ 58,820	$ 105,100	$ 113,740
Operating profit (loss)	$ (630)	$ 5,210	$ 1,970	$ 11,080
Special Items to consider in evaluating operating profit:				
Severance and business restructuring costs	$ 2,350	$ -	$ 2,350	$ -
Excluding Special Items, operating profit would have been	$ 1,720	$ 5,210	$ 4,320	$ 11,080
Aerospace & Defense				
Net sales	$ 32,800	$ 23,740	$ 62,340	$ 44,710
Operating profit	$ 5,290	$ 5,520	$ 10,470	$ 9,270
Engineered Components				
Net sales	$ 54,320	$ 50,020	$ 109,750	$ 96,290
Operating profit	$ 8,950	$ 5,890	$ 16,830	$ 11,590
Cequent APEA				
Net sales	$ 43,800	$ 38,290	$ 83,270	$ 70,380
Operating profit	$ 2,220	$ 2,550	$ 4,720	$ 5,730
Cequent Americas				
Net sales	$ 134,490	$ 128,520	$ 243,580	$ 237,700
Operating profit	$ 16,940	$ 12,890	$ 22,650	$ 13,590
Special Items to consider in evaluating operating profit:				
Severance and business restructuring costs	$ 1,460	$ 1,960	$ 2,440	$ 7,790
Excluding Special Items, operating profit would have been	$ 18,400	$ 14,850	$ 25,090	$ 21,380
Corporate Expenses				
Operating loss	$ (9,270)	$ (10,020)	$ (18,910)	$ (20,110)
Total Company				
Net sales	$ 403,980	$ 378,030	$ 771,720	$ 715,810
Operating profit	$ 44,040	$ 41,640	$ 76,630	$ 65,380
Total Special Items to consider in evaluating operating profit	$ 3,810	$ 1,960	$ 4,790	$ 7,790
Excluding Special Items, operating profit would have been	$ 47,850	$ 43,600	$ 81,420	$ 73,170

TRIMAS CORPORATION

28

Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended June 30, 2014	Three months ended June 30, 2013	Six months ended June 30, 2014	Six months ended June 30, 2013
Income from continuing operations, as reported	$ 26,200	$ 27,100	$ 45,580	$ 41,140
Less: Net income attributable to noncontrolling interests	-	910	810	1,770
Income from continuing operations attributable to TriMas Corporation	26,200	26,190	44,770	39,370
After-tax impact of Special Items to consider in evaluating quality of income from continuing operations:				
Severance and business restructuring costs	3,190	1,390	3,860	5,590
Excluding Special Items, income from continuing operations attributable to TriMas Corporation would have been	$ 29,390	$ 27,580	$ 48,630	$ 44,960

	Three months ended June 30, 2014	Three months ended June 30, 2013	Six months ended June 30, 2014	Six months ended June 30, 2013
Diluted earnings per share from continuing operations attributable to TriMas Corporation, as reported	$ 0.58	$ 0.65	$ 0.99	$ 0.99
After-tax impact of Special Items to consider in evaluating quality of EPS from continuing operations:				
Severance and business restructuring costs	0.07	0.04	0.09	0.14
Excluding Special Items, EPS from continuing operations would have been	$ 0.65	$ 0.69	$ 1.08	$ 1.13
Weighted-average shares outstanding for the three and six months ended June 30, 2014 and 2013	45,230,862	39,886,593	45,208,488	39,790,349

	Three months ended June 30, 2014	Three months ended June 30, 2013	Six months ended June 30, 2014	Six months ended June 30, 2013
Operating profit (excluding Special Items)	$ 47,850	$ 43,600	$ 81,420	$ 73,170
Corporate expenses	9,270	10,020	18,910	20,110
Segment operating profit (excluding Special Items)	$ 57,120	$ 53,620	$ 100,330	$ 93,280
Segment operating profit margin (excluding Special Items)	14.1%	14.2%	13.0%	13.0%

TRIMAS CORPORATION

29

Enhanced Debt Structure

(Unaudited, dollars in thousands)

	June 30, 2014		December 31, 2013	
Cash and Cash Equivalents	$	38,380	$	27,000
Credit Agreement		272,970		246,130
Receivables facility and other		95,510		59,610
		368,480		305,740
Total Debt	$	368,480	$	305,740
Key Ratios:				
Bank LTM EBITDA	$	213,290	$	196,990
Interest Coverage Ratio		16.72 x		11.08 x
Leverage Ratio		1.83 x		1.67 x
Bank Covenants:				
Minimum Interest Coverage Ratio		3.00 x		3.00 x
Maximum Leverage Ratio		3.50 x		3.50 x

As of June 30, 2014, TriMas had $394.8 million of cash and available liquidity under its revolving credit and accounts receivable facilities.

TRIMAS CORPORATION

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LTM Bank EBITDA as Defined in Credit Agreement

(Unaudited, dollars in thousands)

Net income for the twelve months ended June 30, 2014	$	83,810
Interest expense, net (as defined)		14,490
Income tax expense		28,040
Depreciation and amortization		53,100
Non-cash compensation expense		8,810
Other non-cash expenses or losses		4,780
Non-recurring expenses or costs in connection with acquisition integration		15,000
Acquisition integration costs		1,060
Debt extinguishment costs		2,460
Permitted dispositions		(510)
Permitted acquisitions		2,250
Bank EBITDA - LTM Ended June 30, 2014 [1]	$	213,290

[1] As defined in the Credit Agreement dated October 16, 2013

TRIMAS CORPORATION

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